Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS]

July 5, 2002

TiVo Inc.
2160 Gold Street
Alviso, California 95002

Re: Registration of 1,012,915 shares of common stock, par value $.001 per share, of TiVo Inc., pursuant to a Registration Statement on Form S-3.

Ladies and Gentlemen:

In connection with the registration of 1,012,915 shares of common stock of the Company, par value $.001 per share (the “Shares”), which are being offered by certain stockholders of the Company, under the Securities Act of 1933, as amended (the “Act”), on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized by all necessary corporate action, and are validly issued, fully paid and non-assessable.

July 5, 2002

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.”

Very truly yours,

/s/    LATHAM & WATKINS